Subordination Agreement

Borrower:          Seer Technologies, Inc.
Creditor:          Level 8 Systems, Inc., a New York corporation
Date:              December 31, 1998

This Subordination Agreement is executed by the above-named Creditor ("Creditor") in favor of Greyrock Capital, a Division of NationsCredit Commercial Corporation ("Greyrock"), whose address is 10880 Wilshire Blvd., Suite 950, Los Angeles, CA 90024, with respect to the above-named Borrower ("Borrower"). In order to induce Greyrock to extend or continue to extend financing to the Borrower (but without obligation on Greyrock's part to do so), the Creditor hereby agrees as follows:

1. Subordination of Debt. Creditor hereby subordinates payment by the Borrower of any and all indebtedness, liabilities, guarantees and other obligations of the Borrower to Creditor, now existing or hereafter arising
* (collectively, the "Subordinated Debt"), to the payment to Greyrock, in full in cash, of all indebtedness, liabilities, guarantees and other obligations of the Borrower to Greyrock, now existing or hereafter arising, including without limitation any interest accruing after the commencement of any bankruptcy, arrangement, or reorganization proceeding with respect to Borrower (whether or not such interest is recoverable from the Borrower or allowable or provable in any such proceeding) (collectively, the "Greyrock Debt"). Creditor represents and warrants that the Subordinated Debt ** the following:

*Under the Promissory Note referred to below and all extensions, renewals and modifications thereof

**consists of

     That certain Promissory Note dated December 31, 1998 in the original principal amount of $12,000,000, which has a present unpaid principal balance of $12,000,000.

Creditor agrees not to ask for, demand, sue for, take or receive all or any part of the Subordinated Debt nor any security therefor, unless and until all of the Greyrock Debt has been paid and performed in full, in cash. Creditor further agrees that upon any distribution of the assets or readjustment of the indebtedness of the Borrower whether by reason of liquidation, composition, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the Subordinated Debt, or the application of the assets of the Borrower to the payment or liquidation thereof, Greyrock shall be entitled to receive payment in full in cash of all of the Greyrock Debt prior to the payment of all or any part of the Subordinated Debt, and in order to enable Greyrock to enforce its rights hereunder in any such action or proceeding, Greyrock is hereby irrevocably authorized and empowered in its sole discretion (but without any obligation on its part) to make and present for and on behalf of Creditor such proofs of claim against the Borrower on account of the Subordinated Debt as Greyrock may deem expedient or proper and to vote such proofs of claim in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of the Greyrock Debt. Creditor further agrees to execute and deliver to Greyrock such assignments or other instruments as may be required by Greyrock in order to enable Greyrock to enforce any and all such claims and to collect any and all dividends or other payments or disbursements which may be made at any time on account of all and any of the Subordinated Debt. Creditor shall endorse all notes and other written evidence of the Subordinated Debt with a statement that they are subordinated to the Greyrock Debt pursuant to the terms of this agreement, in such form as Greyrock shall require, and Creditor will exhibit the originals of such notes and other written evidence of the Subordinated Debt to Greyrock so that Greyrock can confirm that such endorsement has been made, but this Subordination Agreement shall be fully effective, even if no such endorsement is made. Any amounts received by Creditor contrary to the provisions of this Section shall be held in trust by Creditor for the benefit of Greyrock and shall forthwith be paid over to Greyrock to be applied to the Greyrock debt in such order as Greyrock in its sole discretion shall determine, without limiting any other right of Greyrock hereunder or otherwise and without otherwise affecting the liability of Creditor.

2. Modifications to Greyrock Debt; Waivers. Until Greyrock has received payment in full of all Greyrock Debt, the Creditor agrees that, in addition to any other rights that Greyrock may have at law or in equity, Greyrock may at any time, and from time to time, without the Creditor's consent and without notice to the Creditor, renew, extend or increase any of the Greyrock Debt or that of any other person at any time directly or indirectly liable for the payment of any Greyrock Debt, accept partial payments of the Greyrock Debt, settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Greyrock Debt, make loans or advances to the Borrower secured in whole or in part by collateral or unsecured or refrain from making any loans or advances to the Borrower, change, waive, alter or vary the interest charge on, or any other terms or provisions of the Greyrock Debt or any present or future instrument, document or agreement between Greyrock and the Borrower, release, exchange, fail to perfect, delay the perfection of, fail to resort to, or realize upon any collateral, and take any other action or omit to take any other action with respect to the Greyrock Debt or any collateral as Greyrock deems necessary or advisable in Greyrock's sole discretion.
The Creditor waives any right to require Greyrock to marshal any assets in favor of the Creditor or against or in payment of any or all of the Greyrock Debt. Creditor further waives any defense arising by reason of any claim or defense based upon an election of remedies by Greyrock which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes the Creditor's subrogation rights, rights to proceed against the Borrower for reimbursement, and/or any other rights of the Creditor.

3. Default. The Creditor shall promptly give Greyrock written notice of any default or event of default under any document, instrument or agreement evidencing, securing or relating to any of the Subordinated Debt. Until the Greyrock Debt has been paid and performed in full, the Creditor shall not enforce, or exercise any rights or remedies with respect to, the Subordinated Debt, judicially or non-judicially (including without limitation the commencement of any bankruptcy or insolvency proceeding against the Borrower), or attempt to do any of the foregoing.

4. No Commitment; Bankruptcy Financing. It is understood and agreed that this Agreement shall in no way be construed as a commitment or agreement by Greyrock to continue financing arrangements with the Borrower and that Greyrock may terminate such arrangements at any time, in accordance with Greyrock's agreements with the Borrower. In the event of any financing of the Borrower by Greyrock during a bankruptcy, arrangement, or reorganization of Borrower, the Creditor agrees that the term "Greyrock Debt" shall include without limitation all indebtedness, liabilities and obligations incurred in any such proceeding, and the Creditor agrees to take such actions and execute such documents in such proceedings as may be reasonably necessary in order to effectuate the foregoing.

5. No Contest. Creditor agrees not to contest the validity, perfection, priority or enforceability of the Greyrock Debt or Greyrock's security interest in any collateral.

6. Financial Condition of Borrower. The Creditor is presently informed of the financial condition of the Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of non-payment of the Greyrock Debt and the Subordinated Debt. The Creditor covenants that it will continue to keep itself informed as to the Borrower's financial condition and all other circumstances which bear upon the risk of non-payment of the Greyrock Debt and the Subordinated Debt.
The Creditor waives any right to require Greyrock to disclose to it any information which Greyrock may now or hereafter acquire concerning the Borrower.

7. Revivor. If, after payment of the Greyrock Debt, the Borrower thereafter becomes liable to Greyrock on account of the Greyrock Debt, or any payment made on the Greyrock Debt shall for any reason be returned by Greyrock, this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated Greyrock Debt, without the necessity of any further act or agreement between Greyrock and the Creditor.

8. General. The Creditor agrees, upon Greyrock's request, to execute all such documents and instruments and take all such actions as Greyrock shall deem necessary or advisable in order to carry out the purposes of this Agreement (but this Agreement shall remain fully effective notwithstanding any failure to execute any additional documents or instruments). The word "indebtedness" is used in this agreement in its most comprehensive sense and includes without limitation any and all present and future loans, advances, credit, debts, obligations, liabilities, representations, warranties, and guarantees, of any kind and nature, absolute or contingent, liquidated or unliquidated, and individual or joint. Creditor represents and warrants that it has not heretofore transferred or assigned the Subordinated Debt or given any other subordination agreement in respect of any Subordinated Debt, and that it will not do so without prior written notice to Greyrock and without making such transfer, assignment or subordination expressly subject to this Agreement. This Agreement is solely for the benefit of Greyrock and Greyrock's successors and assigns, and neither the Borrower nor any other person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement. All of Greyrock's rights and remedies hereunder and under applicable law are cumulative and not exclusive. This Agreement sets forth in full the terms of agreement between the parties with respect to the subject matter hereof, and may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by Greyrock and the Creditor. The Creditor agrees to reimburse Greyrock, upon demand, for all costs and expenses (including reasonable attorneys' fees) incurred by Greyrock in enforcing this
Agreement against Creditor, whether or not suit be brought.   In the event
of any litigation between the parties based upon or arising out of this Agreement, the prevailing party shall be entitled to recover all of its costs and expenses (including without limitation attorneys fees) from the non-prevailing party. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California. As a material part of the consideration to the parties for entering into this Agreement, each party (i) agrees that all actions and proceedings based upon, arising out of or relating in any way directly or indirectly to, this Agreement shall be litigated exclusively in courts located within Los Angeles County, California, (ii) consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery, first-class mail, or any other method permitted by law, and (iii) waives any and all rights to transfer or change the venue of any such action or proceeding to any court located outside Los Angeles County, California. This Agreement shall be binding upon the Creditor and its successors and assigns and shall inure to the benefit of Greyrock and Greyrock's successors and assigns.

9. Mutual Waiver of Jury Trial. CREDITOR AND GREYROCK EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) THIS AGREEMENT; OR (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN CREDITOR AND GREYROCK; OR (III) ANY CONDUCT, ACTS OR OMISSIONS OF CREDITOR OR GREYROCK OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH CREDITOR OR GREYROCK; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

"Creditor:"
LEVEL 8 SYSTEMS, INC.

By /s/Arik Kilman
Name  Arik Kilman
Title	President

Address:1250 Broadway, 35th Floor
        New York, New York  10001


CONSENT AND AGREEMENT OF BORROWER

The undersigned Borrower hereby approves of, agrees to and consents to all of the terms and provisions of the foregoing Subordination Agreement and agrees to be bound thereby and further agrees that any default or event of default by the Borrower under any present or future instrument or agreement between the Borrower and the Creditor shall constitute an immediate default and event of default under all present and future instruments and agreements between the Borrower and Greyrock. Borrower further agrees that, at any time and from time to time, the foregoing Agreement may be altered, modified or amended by Greyrock and the Creditor without notice to or the consent of Borrower.

Borrower:
SEER TECHNOLOGIES, INC.

By  /s/Steven Dmiszewicki
Name   Steven Dmiszewicki
Title  Co-President and Chief Financial Officer



Accepted:
Greyrock:
GREYROCK CAPITAL, a Division of NationsCredit Commercial Corporation

By_______________________________
Title______________________________